AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Employment Agreement (as such term is defined below) is entered into as of the 1st day of November, 2009 (the “Amendment Effective Date”) by and between InVivo Therapeutics Corporation, a Delaware corporation (the “Company”), and Frank Reynolds (“you” or “Executive”). The Company and Executive are occasionally referred to collectively herein as the “Parties.”

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of May 31, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to modify the terms of the Employment Agreement effective as of the Amendment Effective Date as more particularly described herein.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Employment Agreement be and hereby is amended as set forth below.

1.           Defined Terms. All terms used in this Amendment and not otherwise defined herein, shall have the meanings ascribed to such terms in the Employment Agreement.

2.           Base Salary.  Effective as of the Amendment Effective Date, the Base Salary shall be $375,000 (the “2010 Base Salary”).

3.           Annual Bonus.

(a)
2009 Bonus.  The Parties agree and acknowledge that notwithstanding Section 3(b) of the Employment Agreement, the Annual Bonus of the Executive for the 2009 Term (as such term is defined below) shall be payable upon the completion of the following milestones and payable in the following amounts:

Milestone	Percentage of the 2009 Base Salary (as such term is defined below)
Company conducts Large Primate Study (16 Animals)	10%
Company applies to FDA for Human Studies	10%
Company raises at least $4,000,000 in connection with the issuance of Equity Securities (as such term is defined below) from the Company’s inception to the end of the 2009 Term	10%
TOTAL	30%

The Board of Directors of the Company shall in good faith determine whether a milestone has been achieved.   Upon achievement by Executive of a milestone specified above, the Company shall promptly pay the portion of the Annual Bonus attributable to such milestone.

(b)
2010 Bonus.  The Parties agree and acknowledge that notwithstanding Section 3(b) of the Employment Agreement, the Annual Bonus of the Executive for the 2010 Term shall be payable upon the completion of the following milestones and payable in the following amounts:

Milestone	Percentage of the 2009 Base Salary (as such term is defined below)
Company completes Large Primate Study (Final Report)	10%
Company raises at least $4,000,000 in connection with the issuance of Equity Securities (as such term is defined below) during the 2010 Term	10%
Company continues the FDA Process for Human Studies	10%
Company obtains FDA approval to begin a human study	100%
TOTAL	130%

The Board of Directors of the Company shall in good faith determine whether a milestone has been achieved.  Upon achievement by Executive of a milestone specified above, the Company shall promptly pay the portion of the Annual Bonus attributable to such milestone.

(c)	Definitions. The following terms shall have the meanings ascribed to such terms as defined herein:

“2009 Term” shall mean the 12 month period commencing on November 1, 2008.

“2009 Base Salary” is $275,000.

“2010 Term” shall mean the 12 month period commencing on November 1, 2009.

“Equity Securities” shall mean equity securities of the Company or any evidences of indebtedness, shares or other securities which directly or indirectly convert into or are exchangeable for equity securities of the Company.

4.           Option Grant.  Subject to approval by the Company’s Board of Directors and you and the Company entering into the Company’s standard form of Non-Qualified Stock Option Agreement (the “Option Agreement”), effective as of the  Amendment Effective Date the Company will grant to you an option to purchase up to Fifty Seven Thousand (57,000) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a per share  exercise price equal to the per share fair market value of the Common Stock (the “Option”).  The Option will vest in 4 equal yearly installments pursuant to the terms of the Option Agreement.

5.           Counterparts; Full Authority.  This Amendment may be executed in counterparts, each of which shall be an original, but, when taken together, constitute but one and the same Amendment.  The signatories represent and warrant that they have full authority to enter into this Amendment on behalf of the entity for which they have signed.  Except as specifically amended hereby, the terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Effective Date.

INVIVO THERAPEUTICS CORPORATION

By:
Richard Roberts, member of Board of Directors

EXECUTIVE

Frank Reynolds